UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      December 14,1999 (December 9, 1999)


                         Commission File Number 0-29782

                               WORLD ACCESS, INC.
             (Exact name of Registrant as specified in its Charter)

  Delaware 58-2398004                                   58-2398004
(State of Incorporation)                    (I.R.S. Employer Identification No.)

   945 E. Paces Ferry Road, Suite 2200,
             Atlanta, Georgia                                         30326
(Address of principal executive offices)                            (Zip Code)


                                 (404) 231-2025
                         (Registrant's telephone number)

Item 5.  Other Events

             On December 9, 1999, World Access, Inc., (the "Company"), announced that its Board of Directors has adopted a plan to divest, spin-off or otherwise monetize its Equipment Group, and further focus the Company on its strategy to be a leading provider of bundled voice, data and Internet services to key regions of the world. The Equipment Group currently generates annual revenues in excess of $250 million and consists of the following business units:

           - Telco Systems Division, based in Norwood, Massachusetts, is a leading provider of next generation transport and access solutions for service providers throughout the world. Its products include intelligent integrated access devices, multiplexers and digital microwave radios;

           - NACT Switching Division, based in Provo, Utah, is a rapidly growing provider of advanced switching platforms with integrated proprietary applications software as well as billing and telemanagement systems;

           - Wireless Local Loop Division, based in Alpharetta, Georgia, has developed a next generation, CDMA-based, fixed wireless local loop system known as Velocity-2000(TM); and the

           - Cellular   Infrastructure   Supply  Division,   based  in  Chicago,
             Illinois, is a value-added supplier of new and re-furbished cellular base stations and related equipment.

             The Company has engaged Donaldson, Lufkin & Jenrette and Brown Brothers Harriman & Co. as its financial advisors in the sale or other disposition of these businesses. The Company is prepared to sell, spin-off or otherwise monetize these units individually or collectively.

             As the result of the adoption of a definitive plan to divest its non-core operations, the Company will report the results of its Equipment Group as "Discontinued Operations" in its future SEC filings. Historical financial results will be restated to represent only the International Long Distance business as "Continuing Operations".

Item 7         Financial Statements and Exhibits

         (a)   Financial Statements.

               Not Applicable

         (b)   Pro Forma Financial Information.

               Not Applicable

         (c)   Exhibits.

               Exhibit
               Number        Description

               99.1          Press Release dated December 9, 1999.









                                    SIGNATURE

         Pursuant to the reporting requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                            WORLD ACCESS, INC.

Date: December 14, 1999                    By: /s/ MARTIN D. KIDDER
                                               ---------------------------------
                                               Its Vice President and Controller

                                  EXHIBIT INDEX

Exhibit No.                     Description

99.1                Press Release dated December 9, 1999



             WORLD ACCESS ADOPTS PLAN TO DIVEST ITS EQUIPMENT GROUP

      Board of Directors Approves Strategic Plan to Focus on International
                            Long Distance Businesses

   Divestiture of Highly Profitable, Technology Companies Expected to Generate
                                Significant Cash

       Galaxy Engineering Division Sold to Group Led by Galaxy Management


                Atlanta, Georgia - December 9, 1999 - World Access, Inc. (Nasdaq: WAXS) announced today that its Board of Directors has adopted a plan to divest, spin-off or otherwise monetize its Equipment Group, and further focus the Company on its strategy to be a leading provider of bundled voice, data and Internet services to key regions of the world. The Equipment Group currently generates annual revenues in excess of $250 million and consists of several highly profitable businesses that have worked diligently in the past few years to establish leadership positions in several key technology markets.

                The Company has engaged Donaldson, Lufkin & Jenrette and Brown Brothers Harriman & Co. as its financial advisors in the sale or other disposition of these businesses. The Company is prepared to sell, spin-off or otherwise monetize these units individually or collectively.

                John D. Phillips, Chairman and Chief Executive Officer of World Access, said, "With the completion of our merger earlier this week with FaciliCom International, we now have an international long distance ("ILD") business that has in excess of $1 billion in annual revenues, generates significant EBITDA and is extremely well positioned to aggressively pursue growth opportunities in the U.S., Europe and other deregulating markets throughout the world. While we believe that there are evident synergies between our ILD business and our Equipment Group, it has become clear this year that the financial markets are not willing to recognize the inherent value of these two businesses within one public company."

                "We expect to receive significant value from our Equipment Group, given the size and profitability of these businesses, their underlying technology, proven management teams, new product pipelines and projected growth rates. Our motivation in recommending this divestiture plan to our Board was driven solely by our belief that the financial markets would continue to undervalue the combined businesses in the future, and new Wall Street sponsorship and related research coverage would be difficult to obtain due to the complexity of our existing structure. We currently have a strong balance sheet and available cash resources to fund our ILD business plans for at least the next 18 to 24 months. As a result, we expect to work patiently with our financial advisors to carefully evaluate all available alternatives for the Equipment Group, including sales to strategic acquirers and sales of majority shares through one or more initial public offerings."

                "While we no longer will classify these businesses as continuing operations," Mr. Phillips continued, "there will be no change in how we run these businesses and we intend to continue to make substantial investments in product research and market development. These operations have all performed exceptionally well during 1999, and are poised for continued growth and profitability. The management teams and employees of these divisions are to be commended for their market vision, dedication and performance."

                The World Access Equipment Group consists of the following business units:

                   - Telco  Systems Division,  based in Norwood,  Massachusetts, is a leading provider of next generation transport and access solutions for service providers throughout the world. Its products include intelligent integrated access devices, multiplexers and digital microwave radios.

                   - NACT  Switching  Division,  based   in  Provo,  Utah,  is a
                     rapidly growing provider of advanced switching platforms with integrated proprietary applications software as well as billing and telemanagement systems.

                   - Wireless  Local  Loop   Division,   based   in  Alpharetta,
                     Georgia, has developed a next generation, CDMA-based, fixed wireless local loop system known as Velocity-2000(TM).

                   - Cellular Infrastructure Supply  Division, based in Chicago,
                     Illinois, is a value-added supplier of new and re-furbished cellular base stations and related equipment.

                In addition, earlier this week World Access completed the sale of its Galaxy Engineering Services Division to an investment group led by Joseph Forbes, founder and President of Galaxy. Terms of the cash sale were not disclosed.

                "We are happy to have completed the sale of Galaxy to Joe, his team of accomplished engineers and their new partners," Mr. Phillips commented. "Since being acquired by World Access in August 1997, this group of RF engineers has continuously outperformed against their business plan. They are well known in their industry for superior customer performance and are well positioned for continued growth and profitability. We thank them for their efforts during the past few years and we wish them continued success. Galaxy has been a very attractive investment for World Access, both in terms of its contribution to our operating performance and the gain realized on the sale."

                As the result of the adoption of a definitive plan to divest its non-core operations, the Company will report the results of its Equipment Group as "Discontinued Operations" in its SEC filings. Historical financial results will be re-characterized to represent only the ILD business as Continuing Operations.

World Access is focused on being a leading provider of bundled voice, data and Internet services to key regions of the world. The company competitively provides end-to-end communications services through its redundant digital network which is capable of supporting voice and data services, including frame relay, Internet Protocol (IP), asynchronous transfer mode (ATM) and multimedia applications. Located strategically throughout the US and 13 European countries, World Access's network backbone consists of gateway and tandem switches, linked by an extensive fiber network encompassing tens of millions of circuit miles For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

This press release may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially. These risks include: potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new product developments or introductions; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Company's Registration Statement on Form S-3 (No. 333-43497), as such filings have been amended, all of which are incorporated by reference into this press release.


World Access Contact:          Nancy L. de Jonge               Michael F. Mies
   (404-231-2025)         Director of Investor Relations         Senior Vice
 http://www.waxs.com   & Corporate Communications& Treasurer  President- Finance